                                                                    EXHIBIT 10.1



                                 PROMISSORY NOTE


Principal Amount:  $1,000,000 United States Dollars           September 30, 2002


        FOR VALUE RECEIVED SCOLR, INC., a corporation organized under the laws of the State of Delaware ("Borrower") promises to pay to the order of CLYDE BERG, an individual residing in the State of [California] ("Lender") whose principal address is 10050 Bandley Ave., Cupertino, CA 95014, or such other address of Lender, the holder, successor or assignee of the Note ("Holder") as Lender may designate from time to time, the principal sum of One Million United States Dollars (US$1,000,000), together with interest on the unpaid outstanding principal balance from the date hereof until repayment in full.

PAYMENT. Borrower shall pay this loan in one payment of all of the unpaid outstanding principal balance together with all accrued unpaid interest on September 30, 2004. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning November 1, 2002, and all subsequent interest payments are due on the first day of each month thereafter.

FIXED INTEREST RATE. Interest shall accrue on the unpaid outstanding principal balance from the date hereof until it is paid in full at the Interest Rate, as defined herein. The Interest Rate on this Note is eight percent (8%) per annum. Interest hereunder shall be computed on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) days.

OPTIONAL PREPAYMENT. Borrower may pay without penalty all or any portion of the amount owed hereunder earlier than it is due.

MANDATORY PREPAYMENT. Borrower shall pay this loan in one payment of all of the unpaid outstanding principal balance, together with all accrued unpaid interest and any other amounts due related hereto, directly from the closing escrow of the sale of all or substantially all of the assets comprising Borrower's nutraceutical business.

SECURITY. The right of Lender to receive payment hereunder is secured by certain assets of Borrower as set forth in that certain Security Agreement by and between Borrower and Lender, dated as of the date hereof.

DEFAULT. Borrower will be in default upon the occurrence of any of the following events which has not been cured within ten (10) business days following written notice of such event by Lender to Borrower: (a) Borrower fails to make any payment hereunder when due; (b) Borrower breaks any promise Borrower has made hereunder to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note; (c) Any representation or statement made or furnished in relation hereto to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect; (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest; (f) The liquidation, termination, dissolution, or death as the case may be, of any party ever liable for payment of this Note, or (g) Default in the performance of any obligation from Borrower to Lender. It is understood and agreed that the foregoing events of default are cumulative of, and in addition to, any events of default as may be contained in any other documents modifying, renewing, extending, increasing, evidencing, securing or pertaining to this Note or the debt evidenced thereby.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this Loan, immediately due, with notice. Upon default, or if this Note is not paid at final maturity, Lender, at its option, may add any accrued unpaid interest to principal and such sum will bear interest therefrom until paid, at the rate provided in this Note. Borrower shall pay the reasonable legal fees, costs, and expenses incurred in the enforcement of this Note. Borrower will also pay Lender all other amounts actually incurred by Lender as court costs, lawful fees for filing, recording, or releasing to any public office any instrument securing this loan. If Borrower should tender any payment which is less than the total thereof which is then due, Lender may refuse to accept such payment unless and until the said total amount then due is tendered in payment. The acceptance by Lender of less than the total amount then due shall not constitute a waiver of the delinquent amount and any other amount then due, nor shall such acceptance cure the default for failure to pay the delinquent amount or any other amount then due.

WAIVERS. Except as otherwise provided herein, Borrower waives to the extent not prohibited by applicable law (i) all presentments, demands for performance, notices of nonperformance (except to the extent, if any, required by the provisions hereof), protests, notices of protest and notices of dishonor, (ii) any requirement of diligence or promptness on the part of Lender in the enforcement of its rights under this Note, (iii) all notices of every kind which may be required to be given by any statute or rule of law, (iv) any valuation, stay, appraisement or redemption laws and (v) any defense of any kind (other than payment) which it may now or hereafter have with respect to its liability under this Note.

SEVERABILITY. Any provision of this Note which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

        THE PARTIES HERETO HAVE EXPRESSLY AGREED THAT THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF WASHINGTON, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.



                                        BORROWER:

                                        SCOLR, INC.

                                        Signature: /s/    David T. Howard
                                                   -----------------------------
                                        Name: David T. Howard
                                        Title: President and Chief Executive
                                               Officer

                                                                        No. ____

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

                                   SCOLR, INC.

                              COMMON STOCK WARRANT

ISSUE DATE: September 30, 2002                    750,000 shares of common stock


        THIS IS TO CERTIFY THAT FOR GOOD AND VALUABLE CONSIDERATION, Clyde Berg, an individual residing in the State of California, whose principal place of residence is 10050 Bandley Dr., Cupertino, CA 95014 (the "Holder"), is entitled to subscribe for and purchase from SCOLR, Inc. (the "Company"), Seven Hundred Fifty Thousand (750,000) shares of the Company's common stock (the "Warrant Shares") at an exercise price, subject to adjustment as set forth below, of $0.50 per share (the "Exercise Price"). This Warrant is issued in connection with that certain Promissory Note dated as of the date hereof (the "Note"), purchased by the Holder from the Company in the principal amount set forth on the Note. The Holder is subject to certain restrictions, and is entitled to certain rights and privileges, set forth in the Note.

ARTICLE 1.     EXERCISE OF WARRANT.

        1.01. EXERCISE OF WARRANT. This Warrant will expire (the "Expiration Date"), upon the earliest of (i) ten (10) years from the Issue Date (as defined in Section 5.01(b) hereof), and (ii) a "Change of Control" (as defined in
Section 5.01(a) hereof). The Holder may exercise this Warrant, in whole or in part, at any time or from time to time, commencing on the earliest to occur of June 30, 2003 or immediately prior to a Change of Control (the "Commencement Date"), and continuing thereafter until the Expiration Date.

        1.02. METHOD OF EXERCISE.

               (a) At any time on or after the Commencement Date, the Holder shall exercise this Warrant, in whole or in part, at any time or from time to time, at or prior to the

Expiration Date, by surrendering it at the offices of the Company at the address designated for notice purposes under Section 5.03 below, together with either
(i) a duly executed and completed subscription in substantially the form of the Subscription Notice attached hereto as Exhibit A, and a check payable to the Company in the amount equal to the aggregate Exercise Price, for the number of Warrant Shares being purchased, or (ii) a duly executed and completed Conversion Notice in the form attached hereto as Exhibit B. Upon exercise through a conversion (subject to Section 3.03 and without payment by the Holder of the Exercise Price), the Holder shall be entitled to receive that number of Warrant Shares equal to the quotient obtained by dividing ((A-B) x C) by A, where:

                      A = The Fair Market Value of one (1) Warrant Share on the
               date of exercise of the Warrant;

                      B = The per share Exercise Price; and

                      C = The total number of Warrant Shares subject to purchase upon exercise of the Warrant.

If the above calculation results in a number less than one (1), then no Warrant Shares shall be issuable or issued pursuant to a conversion.

               (b) For purposes of the foregoing, the term "Fair Market Value" of a Warrant Share shall mean:

                      (i) The average of the closing bid and asked prices of the Company's common stock quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the Nasdaq National Market or on any exchange on which the common stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the ten (10) trading days prior to the date of determination of Fair Market Value; or

                      (ii) In the event of an exercise in connection with a Change of Control, the Fair Market Value shall be the value received per share of common stock by all holders of common stock in such transaction as determined by the Board of Directors of the Company; or

                      (iii) In any other instance, the Fair Market Value shall be as determined in good faith by the Board of Directors of the Company.

               (c) Surrendered Warrants shall be canceled by or on behalf of the Company. In the event of a partial exercise, the Company will forthwith issue and deliver to the Holder a new Warrant of like tenor for the number of Warrant Shares represented by the Warrant after giving effect to the partial exercise as set forth above.

        1.03. SHARES ISSUED UPON EXERCISE OF WARRANT. As soon as practicable after the Warrant has been so exercised, and in any event within twenty (20) days thereafter, the Company shall issue and deliver, in such name or names as Holder may direct, a certificate or certificates for the number of Warrant Shares to which such Holder is entitled. All Warrant Shares shall be duly authorized, validly issued, fully paid and nonassessable. The Company shall pay all documentary stamp taxes attributable to the initial issuance of the Warrant Shares, but shall not be required to pay any tax imposed in connection with any transfer involved in the issue of the Warrant Shares in a name other than that of the Holder. Irrespective of the date of issue of certificates for the Warrant Shares, the Holder shall be deemed to have become the holder of record of the Warrant Shares represented thereby on the date on which the Warrant is exercised and payment of the Exercise Price is received by the Company as provided in Section 1.02.

ARTICLE 2.     TRANSFER OF THE WARRANT.

        Subject to Section 4.11 hereof, this Warrant may be transferred in whole or in part, including to any "affiliate" of the Holder, as such term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), by presentation of the Warrant to the Company with written instructions for transfer; provided however, that Holder agrees not to transfer the Warrant or the Warrant Shares in any manner that would result in a violation of the registration provisions of the Securities Act or any applicable state securities laws, and the Company shall not be required to take any action hereunder that would result in a violation of such provisions. On presentation for transfer, the Company will execute and deliver a new Warrant in the name of the transferee.

ARTICLE 3.     PROVISIONS FOR PROTECTION OF THE HOLDER.

        3.01. LOST, STOLEN OR MUTILATED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such reasonable terms with respect to indemnity or otherwise as it may in its discretion impose, issue a new warrant of like denomination, tenor and date as this Warrant. Any such new warrant shall constitute an original contractual obligation of the Company, and the lost, stolen, mutilated or destroyed, as applicable, Warrant shall be null and void.

        3.02. HOLDER NOT SHAREHOLDER. This Warrant does not confer upon the Holder, as such, any rights or liabilities whatsoever as a shareholder of the Company, whether such rights or liabilities are asserted by the Company or by its creditors.

        3.03.  COMPLIANCE WITH SECURITIES LAWS.

                      (a) Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities laws. This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold or otherwise transferred without an effective registration statement for such Warrant under the Securities Act or any applicable state securities laws or an opinion of counsel or other evidence reasonably satisfactory to the Company that registration is not required thereunder. Certificates representing the Warrant Shares shall bear a legend substantially in the following form:

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE, AND

        MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

                      (b) The Holder represents and warrants to the Company as follows:

                             (i) This Warrant and the Warrant Shares issuable
upon exercise thereof are being acquired for the Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

                             (ii) The Holder understands that the Warrant and
the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) or Section 4(6) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration. The Holder understands that the Company is under no obligation to register any of the securities sold hereunder.

                             (iii) The Holder is an "accredited investor" within
the meaning of Regulation D promulgated under the Securities Act.

        3.04. ADJUSTMENT FOR STOCK DIVIDENDS, SPLITS, ETC. If at any time after the Issue Date of this Warrant the number of shares into which this Warrant is exercisable is increased by a stock dividend or other distribution thereon payable or by a subdivision, split-up or reclassification thereof, then immediately after the record date fixed for the determination of holders of such stock entitled to receive such stock dividend or the effective date of such subdivision, split-up or reclassification, as the case may be, the Exercise Price shall be reduced and the number of Warrant Shares issuable hereunder shall be increased, in each case appropriately so that the Holder shall be entitled to receive the number of Warrant Shares thereof that it would have owned immediately following such action had this Warrant been exercised in full for cash immediately prior thereto.

        3.05. ADJUSTMENT FOR COMBINATION OF WARRANT SHARES. If at any time after the Issue Date of this Warrant the number of Warrant Shares into which this Warrant is exercisable is decreased by a combination or reclassification of such shares, then, immediately after the effective date of such combination or reclassification, the number of Warrant Shares shall be decreased appropriately and the Exercise Price shall increase proportionately, as applicable, so that the Holder shall be entitled to receive the number of Warrant Shares which it would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

        3.06. ADJUSTMENT FOR CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Company's common stock is changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then in each such event, the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property that would have been receivable upon such reorganization, reclassification or other change in respect of the number of such shares into which this Warrant could have been exercised in full for cash immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

        3.07. ADJUSTMENT FOR MERGER OR CONSOLIDATION. If at any time while the Warrant remains outstanding, any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another corporation occurs in which the Company is the continuing or surviving corporation, the Holder shall have the right upon the exercise of this Warrant to receive the kind and amount of shares or other securities and property receivable by a holder of shares of common stock upon such reorganization, reclassification, consolidation, or merger in exchange for the number of shares that might have been purchased upon exercise of such Warrant, immediately prior to such reorganization, reclassification, consolidation or merger.

        3.08. ANTI-DILUTION ADJUSTMENTS.

               (a) FULL RATCHET ANTI-DILUTION. Upon the occurrence of any issuance or sale of any Additional Stock (as defined below) without consideration or for a consideration per share less than the Exercise Price then in effect, as of the close of business on the date of such issuance or sale, the Exercise Price shall be adjusted to equal the price paid per share for such Additional Stock.

               (b) DEFINITION OF "ADDITIONAL STOCK". For purposes of this
Section 3.08, "Additional Stock" shall mean any shares of common stock issued other than:

                      (1) common stock issued pursuant to a transaction described in Sections 3.04 -- 3.07 hereof;

                      (2) common stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Company's Board of Directors;

                      (3) capital stock, or warrants or options to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions;

                      (4) capital stock issuable upon exercise or conversion of options, warrants, capital stock or other convertible securities outstanding or which the Company is obligated to issue as of the date hereof; and

                      (5) capital stock, or warrants or options to purchase capital stock, issued in connection with bona fide acquisitions, mergers, joint venture agreements, distribution agreements, other strategic alliances, or similar transactions, the terms of which are approved by the Company's Board of Directors.

               (c) NO FRACTIONAL ADJUSTMENTS. No adjustment of the Exercise Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three
(3) years from the date of the event giving rise to the adjustment being carried forward.

               (d) DETERMINATION OF CONSIDERATION. In the case of the issuance of common stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of common stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Company's Board of Directors irrespective of any accounting treatment.

        3.09. NOTICE TO HOLDER OF CERTAIN EVENTS. In the event the Company shall propose to take any action of the type described in Sections 3.04, 3.05, 3.06, 3.07, 3.08 or a Change of Control, the Company shall give notice to the Holder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

        3.10. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, issuance or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Article 3 or the other provisions of this Warrant and will at all times in good faith assist in the carrying out of all provisions hereof and in the taking of all actions as may be necessary in order to protect the rights of the Holder hereunder against impairment.

ARTICLE 4.     REGISTRATION RIGHTS.

        The Company covenants and agrees as follows:

        4.01. DEFINITIONS. For purposes of this Article 4:

               (a) The term "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (b) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof to whom registration rights under this Warrant are assigned in accordance with Section 4.11 hereof.

               (c) The term "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               (d) The term "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (e) The term "REGISTRABLE SECURITIES" means (i) the Warrant Shares, and (ii) any common stock of the Company issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his, her or its rights under this Warrant are not assigned. In addition, Warrant Shares or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, including sales made pursuant to Rule 144 promulgated under the Securities Act or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. The number of shares of "Registrable Securities" outstanding shall be the sum of the number of shares of common stock outstanding that are Registrable Securities plus the number of shares of common stock issuable pursuant to then exercisable or convertible securities that are Registrable Securities.

               (f) The term "SEC" shall mean the Securities and Exchange Commission.

        4.02 REQUEST FOR REGISTRATION.

               (a) Subject to the conditions of this Section 4.02, if the Company shall receive at any time after two (2) years after the date of this Warrant a written request from the Holder that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $1,000,000 net of underwriter discounts and commissions, then the Company shall, subject to the limitations of this Section 4.02, use all reasonable efforts to file, within forty-five days, a registration statement under the Securities Act covering the Registrable Securities that the Holder requests to be registered, and to use reasonable efforts to cause such registration statement to become effective within one hundred twenty days of the Holder's request for registration.

               (b) If the Holder intends to distribute the Registrable Securities covered by the Holder's request by means of an underwriting, the Holder shall so advise the Company as a part of the request made pursuant to this Section 4.02.

               (c) The Company shall not be required to effect a registration pursuant to this Section 4.02:

                      (1) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act;

                      (2) after the Company has effected one (1) registration pursuant to this Section 4.02, and such registrations have been declared or ordered effective;

                      (3) during the period starting with the date sixty days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty days following the effective date of, a Company-initiated registration subject to Section 4.03 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                      (4) if the Holder proposes to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 4.04 hereof; or

                      (5) if the Company shall furnish to the Holder requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty days after receipt of the request of the Holder, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve-month period.

        1.3 COMPANY REGISTRATION.

               (a) If the Company proposes to register (including for this purpose a registration initiated by the Company for shareholders other than the Holder) any of its stock or other securities under the Securities Act in connection with the public offering for cash of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty days after mailing of such notice by the Company, the Company shall use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that the Holder has requested to be registered.

               (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 4.03 prior to the effectiveness of such registration whether or not the Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 4.07 hereof.

               (c) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 4.03 to include any of the Holder's securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering.

        4.04 FORM S-3 REGISTRATION. In case the Company shall receive from the Holder a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Holder, the Company shall use all reasonable efforts to effect, within forty-five days of the initial request for registration pursuant to Section 4.04, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Holder's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4.04:

                      (1) if Form S-3 is not available for use by the Company with respect to such offering by the Holder;

                      (2) if the Holder, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000;

                      (3) if the Company shall furnish to the Holder a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty days after receipt of the request of the Holder under this Section 4.04; provided, however, that the Company shall not utilize this right more than once in any twelve month period;

                      (4) if the Company has already effected one (1) registration on Form S-3 for the Holder pursuant to this Section 4.04; or

                      (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

        4.05. OBLIGATIONS OF THE COMPANY. Whenever required under this Article 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for a period of up to one hundred twenty days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (c) furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holder;

               (d) use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

               (f) notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (g) cause all such Registrable Securities registered pursuant to this Warrant to be listed on each securities exchange on which similar securities issued by the Company are then listed;

               (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Warrant and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

               (i) use its best efforts to furnish, at the request of the Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 4, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder and (2) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder.

        4.06 INFORMATION FROM HOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 4 with respect to the Registrable Securities of the Holder that the Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be required to effect the registration of the Holder's Registrable Securities.

        4.07 EXPENSES OF REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 4.02, 4.03 and 4.04, including (without limitation) all registration, filing and qualification fees, printer's and accounting fees, fees and disbursements of counsel for the Company and fees and disbursements of one counsel for the Holder (subject to a maximum limit of $15,000 for registrations pursuant to Sections 4.02 and 4.03 and $10,000 for registrations pursuant to Section 4.04, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4.04 if the registration request is subsequently withdrawn at the request of the Holder (in which case the Holder shall bear all such expenses).

        4.08 DELAY OF REGISTRATION. The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 4.

        4.09 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Article 4:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, legal counsel and accountants for the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and the Company will reimburse the Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.09(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person.

               (b) To the extent permitted by law, the Holder will severally but not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any person intended to be indemnified pursuant to this Section 4.09(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.09(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this
Section 4.09(b) exceed the net proceeds from the offering received by the Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 4.09 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.09, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.09, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.09.

               (d) If the indemnification provided for in this Section 4.09 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that the Holder will not be obligated to contribute more than the net proceeds received by the Holder from such offering. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and the Holder under this
Section 4.09 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article 4, and otherwise.

        4.10. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to the Holder, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

        4.11. ASSIGNMENT OF REGISTRATION RIGHTS. Subject to Article 2, the rights to cause the Company to register Registrable Securities pursuant to this
Article 4 may be assigned (but only with all related obligations) by the Holder to a transferee or assignee of such securities that after such assignment or transfer, holds all of the shares of Registrable Securities originally issued to the Holder (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant, including without limitation the provisions of
Section 4.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

        4.12 TERMINATION OF REGISTRATION RIGHTS. The Holder shall not be entitled to exercise any right provided for in this Article 4 after such time at which all Registrable Securities held by the Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Securities Act.

ARTICLE 5.     MISCELLANEOUS PROVISIONS.

        5.01. DEFINITIONS. As used herein, the following terms shall have the meanings ascribed below:

               (a) "Change of Control" means any of the following events: (i) consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company's common stock are converted into cash, securities, or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation; or (ii) a change in ownership of the Company's capital stock as a result of which the owners of the Company's outstanding capital stock immediately prior to the change own less than 50% of the Company's outstanding capital stock following such change.

               (b) "Issue Date" means September 30, 2002.

        5.02. GOVERNING LAW; VENUE. This Warrant shall be governed by and construed in accordance with the laws of the State of Washington, and venue for any action taken in connection herewith or related hereto shall exclusively reside in King County, Washington.

        5.03. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex; or three (3) business days after deposit with the United States Post Office, by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Company, at 8340 154th Avenue NE, Redmond, Washington 98052, to the attention of the President, or at such other address as the Company shall have furnished to the

Holder, and (b) if to the Holder at the last address shown on the books of the Company or its transfer agent maintained for the registry and transfer of the Warrant.

        5.04. SUCCESSORS. All covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns.

        5.05. BENEFITS OF THIS WARRANT. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

        5.06. WAIVER AND AMENDMENT. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and Holder.

This Warrant has been executed and delivered as of the date first above written.

                                             SCOLR, INC.


                                             By   /s/    David T. Howard
                                                  ------------------------------
                                                  David T. Howard
                                                  Print Name
                                                  Its President & CEO



                                             AGREED AND ACKNOWLEDGED:


                                             /s/      Clyde Berg
                                             -----------------------------------
                                             CLYDE BERG

                               SECURITY AGREEMENT

        This Security Agreement, dated as of September 30, 2002, is being entered into by SCOLR, Inc., a Delaware corporation (the "Company") for the benefit of Clyde Berg, an individual residing in the State of California, whose principal address is 10050 Bandley Drive, Cupertino, California 95014 (the "Lender").

                                    RECITALS

        WHEREAS, the Lender has agreed to loan the Company funds in consideration of that certain Promissory Note, dated as of the date hereof, executed by the Company for the benefit of the Lender (the "Promissory Note"); and

        WHEREAS, the Company has previously granted a security interest in some or all of the Collateral (as defined below) to Access Business Finance LLC (the "Access Security Interest"), pursuant to that certain Loan and Security Agreement dated April 30, 2002, by and between the Company and Access Business Finance LLC.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth below, and for other good and valuable consideration, the parties hereto agree as follows:

                                    AGREEMENT

1. GRANT OF COLLATERAL. As security for the payment and performance of (i) the obligations to pay principal of, interest on and all other obligations under the Promissory Note and (ii) all obligations of the Company under this Agreement (all of the foregoing in the preceding clauses (i) and (ii), collectively, the "Secured Obligations"), the Company hereby grants a security interest in favor of the Lender and the other holders from time to time of the Secured Obligations in all of the Company's right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of property described below in this Section 1, whether now owned or hereafter acquired and whether mentioned once or more than once in the following description:

        Accounts, contract rights, leases, documents, instruments, inventory, equipment, all other goods, intellectual property rights (including, but not limited to: patents, copyrights, trademarks, tradenames, and domain names), goodwill, all other general intangibles, stock or other evidences of ownership, all other investment property, chattel paper, instruments, leases, cash, cash equivalents, deposit accounts, letter-of-credit rights, books, records, insurance proceeds, dividends, all other property, assets and items of value, all supporting obligations, and all proceeds and products of any and all of the foregoing (all of the above being included in the term "Collateral"). As used in this Agreement, the following terms shall have the respective meanings given such terms in the Uniform Commercial Code as adopted in the State of Washington as of the date hereof: accounts, documents, instruments, inventory, equipment, goods, general intangibles, investment property, chattel paper, instruments, deposit accounts, letter-of-credit rights, supporting obligations and proceeds.

2. NO VIOLATION. Notwithstanding anything contained in this Agreement to the contrary, no security interest shall be granted in any item of Collateral to the extent that the terms of any agreement, including without limitation the documents and instruments governing the Access Security Interest, or the provisions of any law applicable thereto would prohibit the grant of such security interest or to the extent that the grant of such security interest would create a default under any such agreement or a violation of any such law (other than to the extent that any such term or provision would be rendered ineffective pursuant to Section 9-406, Section 9-407 or 9-408 of the Uniform Commercial Code).

3. PERFECTION OF COLLATERAL. Upon the Lender's reasonable request from time to time, the Company will execute and deliver, and file and record in the proper filing and recording places, all such instruments, and take all such other action as the Lender deems reasonably necessary for perfecting or otherwise confirming to the Lender his security interest in the Collateral. The Company hereby authorizes the Lender to file or record Uniform Commercial Code financing statements in all jurisdictions and with all filing offices as the Lender may deem necessary or advisable to perfect the security interest guaranteed to the Lender hereunder. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes the Collateral as "all assets" or "all personal property".

4. INSURANCE. The Company shall at all times maintain comprehensive casualty insurance on the physical Collateral against such risks, in such amounts, with such deductibles, and with such insurance companies as is typical in the industry in which the Company is engaged. All such policies shall name the Lender as a loss payee and provide that no such policy may be cancelled or materially amended without providing at least 10 days prior written notice to the Lender of the impending cancellation or amendment. All insurance proceeds shall be applied by the Company, if no Event of Default then exists, to either the repair or replacement of the damaged or destroyed Collateral (if such repair or replacement is practicable) or the payment of the Secured Obligations, provided, that, if an Event of Default exists, the Lender shall have the right to direct whether the insurance proceeds are applied to such repair or replacement or to such payment.

5. GENERAL. The Company hereby acknowledges that the Lender is relying on this Agreement in making the loans evidenced by the Promissory Note. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns but no assignment shall release the Company of its obligations hereunder. Notices shall be furnished in writing to each party at its address appearing below or as it may otherwise direct in a writing actually received by the other party. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforceable to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Washington, except as may be required by the Uniform Commercial Code of other jurisdictions with respect to matters involving the perfection of the Lender's lien on the Collateral.

        Each of the undersigned has caused this Agreement to be executed and delivered as of the date first written above.


                                    SCOLR, INC.


                                    By:     /s/ David T. Howard
                                           -------------------------------------
                                    Name:  David T. Howard
                                    Title: President and Chief Executive Officer

                                           Address:  8340 154th Avenue NE
                                                     Redmond, Washington 98052


Acknowledged and Agreed to:


     CLYDE BERG


     /s/ Clyde Berg
     ------------------------------------------

          Address:  10050 Bandley Drive
                    Cupertino, California 95014



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